           Contact: Patrick L. Alesia
Chief Financial Officer
(516) 938-5544

GRIFFON CORPORATION ANNOUNCES OPERATING RESULTS
FOR THE THIRD QUARTER OF FISCAL 2008

JERICHO, NEW YORK, August 7, 2008 - Griffon Corporation (NYSE:GFF) today reported operating results for the third quarter of fiscal 2008, ended June 30, 2008.

Net sales for the third quarter of fiscal 2008 were $322.3 million, compared to $337.2 million in the third quarter of fiscal 2007. Income from continuing operations was $9.4 million, or $.31 per diluted share, for the quarter compared to $6.1 million, or $.20 per diluted share, last year. The income from continuing operations for the third quarter of fiscal 2008 was favorably impacted by a tax benefit of $.1 million, versus a tax expense of $4.1 million in the prior year’s comparable quarter. Loss from discontinued operations was $19.2 million, or $.64 per diluted share, compared to $1.7 million, or $.06 per diluted share, last year. Net loss for the quarter was $9.8 million, or $.33 per diluted share, compared to net income of $4.4 million, or $.14 per diluted share, last year.

In May 2008, the company’s Board of Directors approved a plan to exit all operating activities of the Installation Services segment in 2008. Certain operating units in the Installation Services segment were closed during the second and third quarters, others were sold during the third quarter and the remaining operating units in Las Vegas and Phoenix are expected to be sold in the fourth quarter of fiscal 2008. Results of operations related to substantially all of the operating units of the Installation Services segment from the beginning of each fiscal period presented through June 30, 2008 have been reflected as discontinued operations in the condensed consolidated income statements. Net sales of these operating units were $22.6 million and $61.5 million for the three months ended June 30, 2008 and 2007.

Disposal costs related to the Installation Services segment included in its operating results were $23.3 million and $36.2 million for the three and nine months ended June 30, 2008, respectively. The company presently estimates that it may incur total additional disposal costs of up to $17 million for the remainder of fiscal 2008, of which $5 million to $10 million is estimated to be cash-related.

Telephonics Results

For the quarter ended June 30, 2008, Telephonics generated sales of $88.3 million, a 26.8% decrease from the third quarter of fiscal 2007.

The operating results declined as anticipated as a result of the completion in late fiscal 2007 of substantial contracts with Syracuse Research Corporation (SRC). Excluding the impact of the SRC contracts in the respective third quarter periods, core business sales grew by approximately $24.6 million, or 39%.

Clopay Garage Doors Results

For the quarter ended June 30, 2008, the company’s Garage Doors segment generated sales of $114.7 million, a 7.6% decrease from the third quarter of fiscal 2007.

The company’s Garage Doors segment results were consistent with the sustained downturn in the housing market. We believe that our business was further adversely impacted by weakness in the consumer credit markets. The segment’s management has focused on cost reduction programs including, but not limited to, reductions in force, reducing or eliminating certain sales and marketing programs and consolidating facilities where possible.

Clopay Specialty Plastic Films Results

For the quarter ended June 30, 2008, the company’s Specialty Plastic Films segment generated sales of $121.1 million, a 25.1% increase from the third quarter of fiscal 2007.

Specialty Plastic Films achieved higher sales resulting primarily from a favorable product mix, primarily in North America, the partial pass-through of higher selling prices from rising resin costs, and the impact of foreign exchange, partially offset by lower selling prices to a major customer and lower unit volumes. Operating income increased by $2.6 million as a result of a favorable product mix and the impact of foreign exchange.

Balance Sheet and Capital Expenditures

As previously announced, on June 24, 2008, the company’s subsidiaries, Clopay Building Products Company, Inc. and Clopay Plastic Products Company, Inc., entered into a credit agreement for their domestic operations with JPMorgan Chase Bank, N.A., as administrative agent, and the lenders party thereto, pursuant to which the lenders agreed to provide a five-year, senior secured revolving credit facility of $100 million. Availability under the credit facility is based upon certain eligible accounts receivable, inventory, cash and cash equivalents and property, plant and equipment. Proceeds of a $33 million draw under this facility were primarily used to refinance existing maturing lease obligations.

The company’s total cash balances at the end of the third quarter of fiscal 2008 were $47.0 million. Total debt outstanding at the end of the quarter was $234.7 million, including $130 million of convertible notes. Capital expenditures during the third quarter of fiscal 2008 were $37.3 million.

Conference Call Information

The company will hold a conference call to discuss its results today, August 7, 2008, at 4:30 PM EDT. The conference call can be accessed by dialing 1-800-322-9079 (U.S. participants) or 1-973-582-2717 (International participants). Callers should ask to be connected to Griffon Corporation’s third quarter earnings teleconference and provide the conference ID number 58333941. A replay of the call will be available from August 7, 2008 at 7:30 PM EDT by dialing 1-800-642-1687 (U.S.) or 1-706-645-9291 (International). The replay access code is 58333941. The replay will be available through August 21, 2008.

Forward-looking Statements

“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: All statements other than statements of historical fact included in this release, including without limitation statements regarding the company’s financial position, business strategy and the plans and objectives of the company’s management for future operations, are forward-looking statements. When used in this release, words such as “anticipate”, “believe”, “estimate”, “expect”, “intend”, and similar expressions, as they relate to the company or its management, identify forward-looking statements. Such forward-looking statements are based on the beliefs of the company’s management, as well as assumptions made by and information currently available to the company’s management. Actual results could differ materially from those contemplated by the forward-looking statements as a result of certain factors, including but not limited to, business, financial market and economic conditions, including, but not limited to, the credit market, the housing market, results of integrating acquired businesses into existing operations, the results of the company’s restructuring and disposal efforts, competitive factors and pricing pressures for resin and steel and capacity and supply constraints. Such statements reflect the views of the company with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to the operations, results of operations, growth strategy and liquidity of the company as previously disclosed in the company’s SEC filings. Readers are cautioned not to place undue reliance on these forward-looking statements. The company does not undertake to release publicly any revisions to these forward-looking statements to reflect future events or circumstances or to reflect the occurrence of unanticipated events.

About Griffon Corporation

Griffon Corporation, headquartered in Jericho, New York, is a diversified holding company consisting of three distinct business segments: Electronic Information and Communication Systems, through Telephonics Corporation; Garage Doors, through Clopay Building Products Company; and Specialty Plastic Films, through Clopay Plastic Products Company. Telephonics Corporation’s high-technology engineering and manufacturing capabilities provide integrated information, communication and sensor system solutions to military and commercial markets worldwide. Telephonics specializes in aircraft intercommunication systems, wireless communication systems, radars, identification friend or foe products, integrated security systems, air traffic management systems, aerospace electronics, and the performance of threat and radar system analyses. Clopay Building Products Company is a leading manufacturer and marketer of residential garage doors to professional installing dealers and major home center retail chains. Clopay Plastic Products is an international leader in the development and production of embossed, laminated and printed specialty plastic films used in a variety of hygienic, health-care and industrial markets. For more information on the company and its operating subsidiaries, please see the company's website at www.griffoncorp.com.

GRIFFON CORPORATION AND SUBSIDIARIES

OPERATING HIGHLIGHTS

(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	June 30,		June 30,

PRELIMINARY (IN THOUSANDS)	2008	2007	2008	2007

Net Sales:
Electronic Information and Communication Systems	$88,251	$120,553	$262,508	$374,567
Garage Doors	114,657	124,073	319,396	370,618
Specialty Plastic Films	121,147	96,848	342,220	300,233
Intersegment eliminations	(1,788)	(4,280)	(8,484)	(13,099)
	$322,267	$337,194	$915,640	$1,032,319

Operating Income (Loss):
Electronic Information and Communication Systems	$9,173	$9,951	$21,795	$35,302
Garage Doors	2,252	4,506	(8,069)	4,027
Specialty Plastic Films	5,506	2,857	15,856	12,136
Segment operating income	16,931	17,314	29,582	51,465
Unallocated amounts	(5,524)	(4,362)	(16,314)	(13,405)
Interest and other, net	(2,123)	(2,689)	(6,844)	(7,313)
Income from continuing operations before income taxes	$9,284	$10,263	$6,424	$30,747

GRIFFON CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	THREE MONTHS ENDED JUNE 30,
PRELIMINARY	2008	2007

Net sales	$322,267,000	$337,194,000
Cost of sales	248,887,000	264,236,000
Gross profit	73,380,000	72,958,000

Selling, general and administrative expenses	62,739,000	61,045,000
Restructuring and other related charges	180,000	79,000
Total operating expenses	62,919,000	61,124,000
Income from operations	10,461,000	11,834,000

Other income (expense):
Interest expense	(2,399,000)	(3,223,000)
Interest income	276,000	534,000
Other, net	946,000	1,118,000
	(1,177,000)	(1,571,000)
Income from continuing operations before income taxes	9,284,000	10,263,000
Provision (benefit) for income taxes	(72,000)	4,118,000
Income from continuing operations before discontinued operations	9,356,000	6,145,000
Discontinued operations:
Loss from operations of the discontinued Installation Services business (including a loss on disposal of $23,324,000 for the three-month period ended June 30, 2008)	(28,113,000)	(2,863,000)
Income tax benefit	(8,957,000)	(1,115,000)
Loss from discontinued operations	(19,156,000)	(1,748,000)
Net income (loss)	$(9,800,000)	$4,397,000

Basic earnings (loss) per share:
Continuing operations	$.31	$.21
Discontinued operations	(.64)	(.06)
	$(.33)	$.15
Diluted earnings (loss) per share:
Continuing operations	$.31	$.20
Discontinued operations	(.64)	(.06)
	$(.33)	$.14

Weighted-average shares outstanding - basic	30,062,000	29,977,000
Weighted-average shares outstanding - diluted	30,261,000	31,032,000

GRIFFON CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	NINE MONTHS ENDED JUNE 30,
PRELIMINARY	2008	2007

Net sales	$915,640,000	$1,032,319,000
Cost of sales	720,052,000	816,574,000
Gross profit	195,588,000	215,745,000

Selling, general and administrative expenses	182,273,000	179,900,000
Restructuring and other related charges	2,572,000	79,000
Total operating expenses	184,845,000	179,979,000
Income from operations	10,743,000	35,766,000

Other income (expense):
Interest expense	(8,600,000)	(9,219,000)
Interest income	1,756,000	1,906,000
Other, net	2,525,000	2,294,000
	(4,319,000)	(5,019,000)
Income from continuing operations before income taxes	6,424,000	30,747,000
Provision (benefit) for income taxes	(325,000)	12,625,000
Income from continuing operations before discontinued operations	6,749,000	18,122,000
Discontinued operations:
Loss from operations of the discontinued Installation Services business (including a loss on disposal of $36,213,000 for the nine-month period ended June 30, 2008)	(52,336,000)	(8,292,000)
Income tax benefit	(13,063,000)	(3,287,000)
Loss from discontinued operations	(39,273,000)	(5,005,000)
Net income (loss)	$(32,524,000)	$13,117,000

Basic earnings (loss) per share:
Continuing operations	$.23	$.61
Discontinued operations	(1.31)	(.17)
	$(1.08)	$.44
Diluted earnings (loss) per share:
Continuing operations	$.22	$.58
Discontinued operations	(1.30)	(.16)
	$(1.08)	$.42

Weighted-average shares outstanding - basic	30,057,000	29,959,000
Weighted-average shares outstanding - diluted	30,229,000	31,089,000

GRIFFON CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

PRELIMINARY	JUNE 30,	SEPTEMBER 30,
	2008	2007
ASSETS

Current Assets:
Cash and cash equivalents	$47,039,000	$44,747,000
Accounts receivable, net	166,141,000	172,333,000
Contract costs and recognized income not yet billed	68,050,000	77,184,000
Inventories	165,280,000	143,962,000
Assets of discontinued operations	16,139,000	74,301,000
Prepaid expenses and other current assets	66,427,000	47,670,000
Total current assets	529,076,000	560,197,000
Property, plant and equipment, at cost net of depreciation and amortization	258,953,000	230,232,000
Costs in excess of fair value of net assets of businesses acquired, net	117,517,000	108,417,000
Assets of discontinued operations	5,435,000	2,194,000
Intangible and other assets	64,779,000	58,818,000
	$975,760,000	$959,858,000

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Notes payable and current portion of long-term debt	$2,944,000	$3,392,000
Accounts payable	118,292,000	99,007,000
Accrued liabilities	63,650,000	60,764,000
Income taxes	1,720,000	14,153,000
Liabilities of discontinued operations	15,560,000	17,287,000
Total current liabilities	202,166,000	194,603,000
Long-term debt	231,740,000	229,438,000
Other liabilities and deferred credits	71,727,000	61,929,000
Liabilities of discontinued operations	10,135,000	6,949,000
Shareholders' equity	459,992,000	466,939,000
	$975,760,000	$959,858,000

GRIFFON CORPORATION AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

PRELIMINARY	NINE MONTHS ENDED JUNE 30,
	2008	2007
CASH FLOWS FROM OPERATING ACTIVITIES - CONTINUING OPERATIONS:
Net income (loss)	$(32,524,000)	$13,117,000
Loss from discontinued operations - net of taxes	39,273,000	5,005,000
Adjustments to reconcile net income (loss) to net cash provided by operating activities of continuing operations:
Depreciation and amortization	32,225,000	29,474,000
Stock-based compensation	2,012,000	1,884,000
Provision for losses on accounts receivable	447,000	121,000
Write-off of unamortized deferred financing costs	495,000	---
Deferred income taxes	874,000	1,003,000
Change in assets and liabilities:
Decrease in accounts receivable and contract costs and recognized income not yet billed	17,650,000	7,165,000
Increase in inventories	(18,746,000)	(3,446,000)
Increase in prepaid expenses and other assets	(19,275,000)	(735,000)
Increase (decrease) in accounts payable, accrued liabilities and income taxes payable	29,327,000	(40,504,000)
Other changes, net	(2,351,000)	(311,000)
	81,931,000	(344,000)
Net cash provided by operating activities - continuing operations	49,407,000	12,773,000

CASH FLOWS FROM INVESTING ACTIVITIES - CONTINUING OPERATIONS:
Acquisition of property, plant and equipment	(49,101,000)	(23,027,000)
Acquisition of business	(1,829,000)	(817,000)
Proceeds from sale of investment	1,000,000	---
Decrease (increase) in equipment lease deposits	3,235,000	(4,597,000)
Funds restricted for capital projects	---	(4,471,000)
Net cash used in investing activities - continuing operations	(46,695,000)	(32,912,000)

CASH FLOWS FROM FINANCING ACTIVITIES - CONTINUING OPERATIONS:
Purchase of shares for treasury	(579,000)	(3,287,000)
Proceeds from issuance of long-term debt	84,600,000	47,891,000
Payments of long-term debt	(82,130,000)	(7,449,000)
Decrease in short-term borrowings	(896,000)	(6,132,000)
Financing costs	(1,735,000)	---
Exercise of stock options	---	2,563,000
Tax benefit from exercise of stock options	---	685,000
Other, net	(879,000)	(1,315,000)
Net cash provided by (used in) financing activities - continuing operations	(1,619,000)	32,956,000

CASH FLOWS FROM DISCONTINUED OPERATIONS:
Net cash provided by (used in) operating activities	(3,842,000)	17,046,000
Net cash provided by (used in) investing activities	3,928,000	(16,923,000)_
Net cash provided by discontinued operations	86,000	123,000
Effect of exchange rate changes on cash and cash equivalents	1,113,000	695,000

NET INCREASE IN CASH AND CASH EQUIVALENTS	2,292,000	13,635,000
CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	44,747,000	22,389,000
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$47,039,000	$36,024,000